SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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AmeriPath, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May be deemed to be
solicitation material
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FOR IMMEDIATE RELEASE

Contact:
Gregory A. Marsh	Michelle D. Getty
Vice President & CFO	Investor Relations
AmeriPath, Inc.	AmeriPath, Inc.
561-712-6211	561-712-6260
E-mail: invrel@ameripath.com

AMERIPATH, INC. ANNOUNCES PRELIMINARY RESULTS
FOR THE FOURTH QUARTER AND FISCAL 2002;
PLANNED MERGER PROCEEDS

Riviera Beach, FL, January 29, 2003 – AmeriPath, Inc. (Nasdaq: PATH), a leading national provider of cancer diagnostics, genomic, and related information services, today announced that it expects 2002 net revenues for the year of $479 million. Net revenues for the fourth quarter of 2002 are expected to be $121 million.

The Company expects fourth quarter adjusted earnings per share of $0.39. AmeriPath also estimates adjusted earnings per share for the year 2002 will be $1.68. These estimates of adjusted earnings per share for the fourth quarter and for 2002 exclude anticipated merger expenses in connection with AmeriPath’s pending acquisition by Amy Acquisition Corp., an affiliate of Welsh, Carson, Anderson & Stowe, and other non-cash charges which may be taken in the fourth quarter and are still under review. The financial results reported today remain subject to completion of the Company’s audit for the year ended December 31, 2002. AmeriPath anticipates announcing its fourth quarter and 2002 year end financial results in late February 2003.

James C. New, the Chairman and Chief Executive Officer of AmeriPath, stated, “While our overall performance in the fourth quarter was below our goal, our cash collections in the fourth quarter and for the year were strong. We will continue to focus on the execution of our business plan, while completing financing arrangements and working towards finalizing the Company’s pending merger transaction with Amy Acquisition Corp, an affiliate of Welsh, Carson, Anderson & Stowe.”

The Company also announced that, in connection with the pending merger, it anticipated mailing definitive proxy materials in the near future for a shareholder meeting in March 2003. In addition, the Company noted that pursuant to its merger agreement, 28 other potential buyers were contacted after the merger agreement was signed and confidentiality agreements had been executed with six such parties, but no third parties have conducted due diligence on the Company and no offers or indications of interest have been received. The Company also noted that it will not comment further on financial results or the pending merger until its 2002 audit is completed and final results are announced and the definitive proxy materials are mailed.

AmeriPath is a leading national provider of cancer diagnostics, genomic, and related information services. The company’s extensive diagnostics infrastructure includes the Center for Advanced Diagnostics (CAD), a division of AmeriPath. CAD provides specialized diagnostic testing and information services including Fluorescence In-Situ Hybridization (FISH), Flow Cytometry, DNA Analysis, Polymerase Chain Reaction (PCR™, performed pursuant to an agreement with Roche Molecular Systems, Inc.), Molecular Genetics, Cytogenetics and HPV Typing. Additionally, AmeriPath provides clinical trial and research development support to firms involved in developing new cancer and genomic diagnostics and therapeutics.

Welsh Carson is one of the largest private equity firms in the U.S. and the largest in the world focused exclusively on investments in healthcare, information services and communications industries. Since its founding in 1979, Welsh Carson has organized investment partnerships with capital of more than $12 billion.

AmeriPath and Welsh Carson previously announced the execution of a definitive merger agreement on December 8, 2002. The merger is expected to be completed prior to April 30, 2003 and is subject to the approval of AmeriPath’s shareholders, the closing of financing arrangements as set forth in commitment letters received by Welsh Carson or its affiliates, and other customary conditions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed merger transaction will be submitted to AmeriPath’s stockholders for their consideration. AmeriPath will file with the SEC a definitive proxy statement to be used to solicit its stockholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF AMERIPATH ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about AmeriPath, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to: Michelle D. Getty, Investor Relations, AmeriPath, Inc., Suite 200, 7289 Garden Road, Riviera Beach, FL 33404, or by telephone at 561-712-6260 or by e-mail to invrel@ameripath.com

PARTICIPANTS IN THE SOLICITATION

AmeriPath and its directors, executive officers and other members of their management and employees may be soliciting proxies from the AmeriPath stockholders in favor of the transaction. Information concerning persons who may be considered participants in the solicitation of AmeriPath’s stockholders under the rules of the Commission is set forth in public filings filed by AmeriPath with the Commission and will be set forth in the proxy statement when it is filed with the Commission.

The statements contained in this press release may include “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements — which are sometimes identified by words such as “may”, “should”, “believe’’, “expect’’, “anticipate’’, “estimate” and similar expressions and which include any financial or operating estimates, forecasts or projections — are subject to a number of risks and uncertainties and completion of the Company’s audit for 2002, many of which involve factors or circumstances that are beyond the Company’s control. These risks and uncertainties could cause actual results to differ materially from results anticipated by forward-looking statements. These risks and uncertainties include the possibility that the merger may not occur due to the failure of the parties to satisfy the conditions set forth therein, such as the inability of Welsh, Carson to obtain financing, the failure of AmeriPath to obtain stockholder approval or the occurrence of events that would have a material adverse effect on AmeriPath as described in the merger agreement. Additional risks and uncertainties relating to the Company’s operations include: the extent of success of the Company’s operating initiatives and growth strategies; ability to manage growth; access to capital on satisfactory terms; general economic conditions; terrorism or an escalation of hostilities or war; competition and changes in competitive factors; federal and state health care regulation (and compliance); reimbursement rates under government and third- party healthcare programs and the payments received under such programs; changes in coding; changes in technology; dependence upon pathologists and customer contracts; the ability to attract, motivate, and retain pathologists; labor, technology and insurance costs; marketing and promotional efforts; the availability of pathology practices in appropriate locations that the Company is able to acquire on suitable terms or develop; and the successful completion and integration of acquisitions (and achievement of planned or expected synergies). The forward-looking statements in this press release are made as of the date hereof based on management’s current beliefs and expectations, and the Company undertakes no obligation to update or revise any such statements. Further information regarding risks, uncertainties and other factors that could affect the Company’s financial or operating results or that could cause actual results to differ materially from those expected, estimated or anticipated are included in the Company’s annual, quarterly, and other reports and filings with the SEC.

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This release is also available at http://www.ameripath.com